Exhibit 99

FOR IMMEDIATE RELEASE
March 18, 2010

Cintas Corporation Announces Fiscal 2010 Third Quarter Results

CINCINNATI, March 18, 2010 -- Cintas Corporation (Nasdaq:CTAS) today reported results for the third quarter of its fiscal year 2010, which ended on February 28, 2010.  Revenues for the third quarter were $861.8 million and earnings per share were $0.32.  Both third quarter revenues and earnings per share slightly exceeded the top end of the Company’s previously released guidance issued on February 16, 2010.  The third quarter of fiscal year 2010 had one fewer workday than both last year’s fiscal third quarter and the second quarter of this fiscal year.  When adjusting for the one fewer workday in this year’s third quarter, revenues were 3.7% less than last year’s third quarter, an improvement from the 10.2% decline experienced in our second quarter ending November 30, 2009, versus the prior year’s second quarter.  Revenues were comparable to the first two quarters of this fiscal year when adjusting for workday differences.

Scott D. Farmer, Chief Executive Officer, stated, “We are encouraged that job losses appear to be moderating from what we saw in calendar year 2009.  However, we believe job recovery will continue to be sluggish and thus our revenues will be slow to return to prior levels.  Despite the weather difficulties and holiday shut downs during our third quarter, our revenues and margins met our internal plan.”

Mr. Farmer continued, “Our expectations for our fourth quarter remain unchanged from our previously released guidance.  We expect revenues to be between $870 and $890 million and earnings per share to be between $0.30 and $0.34.  Our businesses continue to be profitable, generating positive cash flow.  During the third quarter, we increased cash and marketable securities by over $70 million. With total cash and marketable securities of over $550 million at February 28, 2010, our balance sheet is very strong.  Last week, we paid our annual dividend to our shareholders amounting to $0.48 per share, an increase from $0.47 paid last year.  We have increased our dividend every year since going public in 1983.”

Scott Farmer concluded, “We remain confident about the future because of our strong market share position and balance sheet, and most importantly, due to the quality and ability of our employee-partners who have continued their commitment to taking care of our customers and focusing on managing costs.”

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, promotional products, first aid, safety, fire protection products and services and document management services for approximately 800,000 businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS, and is a Nasdaq-100 company and component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, changes in federal and state tax and labor laws and the reactions of competitors in terms of price and service.  Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2009 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:

William C. Gale, Sr. Vice President-Finance and Chief Financial Officer – 513-573-4211

Judy Girty, Executive Assistant to William C. Gale, 513-573-4915

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended			Three Months Ended
	February 28, 2010	November 30, 2009	% Chng.	February 28, 2009	% Chng.
Revenue:
Rental uniforms and ancillary products	$622,458	$643,597	-3.3	$674,701	-7.7
Other services	239,354	240,912	-0.6	233,938	2.3
Total revenue	$861,812	$884,509	-2.6	$908,639	-5.2

Costs and expenses:
Cost of rental uniforms and ancillary products	$356,750	$363,728	-1.9	$379,466	-6.0
Cost of other services	145,455	150,934	-3.6	152,736	-4.8
Selling and administrative expenses	275,596	259,406	6.2	257,129	7.2
Legal settlements, net of insurance proceeds	-	4,052	N/A	-	N/A

Operating income	$84,011	$106,389	-21.0	$119,308	-29.6

Interest income	(422)	(314)	34.4	(540)	-21.9
Interest expense	11,575	12,579	-8.0	12,407	-6.7

Income before income taxes	$72,858	$94,124	-22.6	$107,441	-32.2
Income taxes	23,876	36,948	-35.4	35,630	-33.0
Net income	$48,982	$57,176	-14.3	$71,811	-31.8

Per share data:
Basic earnings per share	$0.32	$0.37	-13.5	$0.47	-31.9
Diluted earnings per share	$0.32	$0.37	-13.5	$0.47	-31.9

Weighted average number of shares outstanding	152,869	152,866		152,993
Diluted average number of shares outstanding	152,869	152,866		152,933

	Nine Months Ended
	February 28, 2010	February 28, 2009	% Chng.
Revenue:
Rental uniforms and ancillary products	$1,921,693	$2,107,528	-8.8
Other services	716,197	788,474	-9.2
Total revenue	$2,637,890	$2,896,002	-8.9

Costs and expenses:
Cost of rental uniforms and ancillary products	$1,083,407	$1,188,370	-8.8
Cost of other services	442,234	491,112	-10.0
Selling and administrative expenses	799,429	829,032	-3.6
Legal settlements, net of insurance proceeds	23,529	-	N/A

Operating income	$289,291	$387,488	-25.3

Interest income	(1,095)	(2,435)	-55.0
Interest expense	36,192	38,206	-5.3

Income before income taxes	$254,194	$351,717	-27.7
Income taxes	94,052	129,432	-27.3
Net income	$160,142	$222,285	-28.0

Per share data:
Basic earnings per share	$1.04	$1.45	-28.3
Diluted earnings per share	$1.04	$1.45	-28.3

Weighted average number of shares outstanding	152,854	152,790
Diluted average number of shares outstanding	152,854	152,790

CINTAS CORPORATION SUPPLEMENTAL DATA
	Three Months Ended		Three Months Ended
	February 28, 2010	November 30, 2009	February 28, 2009
Rental uniforms and ancillary products gross margin	42.7%	43.5%	43.8%
Other services gross margin	39.2%	37.3%	34.7%
Total gross margin	41.7%	41.8%	41.4%
Net margin	5.7%	6.5%	7.9%
Net margin, excluding charges	5.7%	6.7%	7.9%

Depreciation and amortization	$47,973	$47,562	$50,248
Capital expenditures	$30,836	$23,273	$36,826

Debt to total capitalization	24.1%	24.0%	25.3%

	Nine Months Ended
	February 28, 2010	February 28, 2009
Rental uniforms and ancillary products gross margin	43.6%	43.6%
Other services gross margin	38.3%	37.7%
Total gross margin	42.2%	42.0%
Net margin	6.1%	7.7%
Net margin, excluding charges	6.6%	7.7%

Depreciation and amortization	$144,440	$150,142
Capital expenditures	$78,928	$132,783

Debt to total capitalization	24.1%	25.3%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses and gains and losses.  The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance.  A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is shown below.

Management believes earnings per diluted share excluding the legal settlement charge provides investors pertinent information given the one-time nature of these charges.

	Three Months Ended			Three Months Ended
	February 28, 2010	November 30, 2009	% Chng.	February 28, 2009	% Chng.

Income before income taxes	$72,858	$94,124	-22.6	$107,441	-32.2

Excluding:
Legal settlements, net of insurance proceeds	-	4,052		-

Total charges	$-	$4,052		$-

Income before income taxes, excluding charges	$72,858	$98,176	-25.8	$107,441	-32.2
Income taxes, excluding charges	23,876	38,517		35,630
Net income, excluding charges	$48,982	$59,659	-17.9	$71,811	-31.8

Per share data:
Earnings per diluted share, excluding charges	$0.32	$0.39	-17.9	$0.47	-31.9

	Nine Months Ended
	February 28, 2010	February 28, 2009	% Chng.

Income before income taxes	$254,194	$351,717	-27.7

Excluding:
Legal settlements, net of insurance proceeds	23,529	-

Total charges	$23,529	$-

Income before income taxes, excluding charges	$277,723	$351,717	-21.0
Income taxes, excluding charges	102,758	129,432
Net income, excluding charges	$174,965	$222,285	-21.3

Per share data:
Earnings per diluted share, excluding charges	$1.14	$1.45	-21.4

Computation of Free Cash Flow
	Nine Months Ended February 28,
	2010	2009

Net Cash Provided by Operations	$429,189	$339,719

Capital Expenditures	$(78,928)	$(132,783)

Free Cash Flow	$350,261	$206,936

Note: Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

 SUPPLEMENTAL SEGMENT DATA
	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended February 28, 2010
Revenue	$622,458	$94,428	$79,210	$65,716	$-	$861,812
Gross margin	$265,708	$27,915	$31,322	$34,662	$-	$359,607
Selling and administrative expenses	$201,389	$19,707	$29,260	$25,240	$-	$275,596
Interest income	$-	$-	$-	$-	$(422)	$(422)
Interest expense	$-	$-	$-	$-	$11,575	$11,575
Income (loss) before income taxes	$64,319	$8,208	$2,062	$9,422	$(11,153)	$72,858

For the three months ended November 30, 2009
Revenue	$643,597	$99,434	$81,557	$59,921	$-	$884,509
Gross margin	$279,869	$29,182	$30,560	$30,236	$-	$369,847
Selling and administrative expenses	$187,988	$18,707	$27,542	$25,169	$-	$259,406
Legal settlements, net of insurance proceeds	$-	$-	$-	$-	$4,052	$4,052
Interest income	$-	$-	$-	$-	$(314)	$(314)
Interest expense	$-	$-	$-	$-	$12,579	$12,579
Income (loss) before income taxes	$91,881	$10,475	$3,018	$5,067	$(16,317)	$94,124

For the three months ended February 28, 2009
Revenue	$674,701	$97,010	$86,037	$50,891	$-	$908,639
Gross margin	$295,235	$23,905	$33,109	$24,188	$-	$376,437
Selling and administrative expenses	$184,788	$23,102	$28,968	$20,271	$-	$257,129
Interest income	$-	$-	$-	$-	$(540)	$(540)
Interest expense	$-	$-	$-	$-	$12,407	$12,407
Income (loss) before income taxes	$110,447	$803	$4,141	$3,917	$(11,867)	$107,441

For the nine months ended February 28, 2010
Revenue	$1,921,693	$283,163	$250,768	$182,266	$-	$2,637,890
Gross margin	$838,286	$84,342	$97,144	$92,477	$-	$1,112,249
Selling and administrative expenses	$579,633	$57,570	$86,277	$75,949	$-	$799,429
Legal settlements, net of insurance proceeds	$-	$-	$-	$-	$23,529	$23,529
Interest income	$-	$-	$-	$-	$(1,095)	$(1,095)
Interest expense	$-	$-	$-	$-	$36,192	$36,192
Income (loss) before income taxes	$258,653	$26,772	$10,867	$16,528	$(58,626)	$254,194
Assets	$2,427,309	$158,229	$326,496	$495,779	$552,096	$3,959,909

For the nine months ended February 28, 2009
Revenue	$2,107,528	$334,528	$295,059	$158,887	$-	$2,896,002
Gross margin	$919,158	$98,133	$117,675	$81,554	$-	$1,216,520
Selling and administrative expenses	$593,282	$76,090	$94,516	$65,144	$-	$829,032
Interest income	$-	$-	$-	$-	$(2,435)	$(2,435)
Interest expense	$-	$-	$-	$-	$38,206	$38,206
Income (loss) before income taxes	$325,876	$22,043	$23,159	$16,410	$(35,771)	$351,717
Assets	$2,595,144	$165,976	$338,509	$467,911	$151,904	$3,719,444

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)
ASSETS	February 28, 2010	May 31, 2009
	(Unaudited)
Current assets:
Cash & cash equivalents	$406,503	$129,745
Marketable securities	145,593	120,393
Accounts receivable, net	356,453	357,678
Inventories, net	167,814	202,351
Uniforms and other rental items in service	321,964	335,447
Income taxes, current	16,088	25,512
Deferred tax asset	68,165	66,368
Prepaid expenses	17,421	17,035
Assets held for sale	15,744	15,744
Total current assets	1,515,745	1,270,273

Property and equipment, at cost, net	894,578	914,627

Goodwill	1,352,096	1,331,388
Service contracts, net	109,402	124,330
Other assets, net	88,088	80,333

	$3,959,909	$3,720,951

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$80,406	$69,965
Accrued compensation and related liabilities	55,702	48,414
Accrued liabilities	302,543	198,488
Long-term debt due within one year	598	598
Total current liabilities	439,249	317,465

Long-term liabilities:
Long-term debt due after one year	785,595	786,058
Deferred income taxes	162,989	149,032
Accrued liabilities	96,888	100,987
Total long-term liabilities	1,045,472	1,036,077

Shareholders' equity:
Preferred stock, no par value:	-	-
100,000 shares authorized, none outstanding
Common stock, no par value:	132,058	129,215
425,000,000 shares authorized FY10: 173,207,493 issued and 152,869,848 outstanding FY09: 173,085,926 issued and 152,790,170 outstanding
Paid-in capital	80,978	72,364
Retained earnings	3,024,601	2,938,419
Treasury stock: FY10: 20,337,645 shares FY09: 20,295,756 shares	(798,848)	(797,888)
Other accumulated comprehensive income (loss):
Foreign currency translation	43,937	33,505
Unrealized loss on derivatives	(7,568)	(8,207)
Unrealized gain on available-for-sale securities	30	1
Total shareholders' equity	2,475,188	2,367,409

	$3,959,909	$3,720,951

Cintas Corporation
Consolidated Condensed Statement of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
Cash flows from operating activities:	February 28, 2010	February 28, 2009

Net income	$160,142	$222,285

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	113,834	118,119
Amortization of deferred charges	30,606	32,023
Stock-based compensation	11,323	8,904
Deferred income taxes	11,945	9,052
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	10,785	42,118
Inventories, net	31,900	(16,427)
Uniforms and other rental items in service	14,223	12,998
Prepaid expenses	(240)	(5,802)
Accounts payable	15,167	(22,247)
Accrued compensation and related liabilities	8,414	(3,250)
Accrued liabilities and other	11,507	(45,734)
Income taxes payable	9,583	(12,320)

Net cash provided by operating activities	429,189	339,719

Cash flows from investing activities:

Capital expenditures	(78,928)	(132,783)
Proceeds from sale or redemption of marketable securities	34,011	92,061
Purchase of marketable securities and investments	(69,819)	(94,985)
Acquisitions of businesses, net of cash acquired	(41,375)	(29,381)
Other	3,804	(428)

Net cash used in investing activities	(152,307)	(165,516)

Cash flows from financing activities:

Proceeds from issuance of debt	-	7,500
Repayment of debt	(464)	(164,510)
Exercise of stock-based compensation awards	2,843	-
Repurchase of common stock	(960)	(25,847)
Other	(3,237)	736

Net cash used in financing activities	(1,818)	(182,121)

Effect of exchange rate changes on cash and cash equivalents	1,694	(4,055)

Net increase (decrease) in cash and cash equivalents	276,758	(11,973)

Cash and cash equivalents at beginning of period	129,745	66,224

Cash and cash equivalents at end of period	$406,503	$54,251